Exhibit 3.2
BY-LAWS
of
PROGRESS SOFTWARE CORPORATION
ARTICLE I — ARTICLES OF ORGANIZATION
          The name and purposes of the Corporation shall be as set forth in the Articles of Organization. These By-Laws, the powers of the Corporation and its Directors and Stockholders, and all matters concerning the conduct and regulation of the business of the Corporation, shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization. All references in these By-Laws to the Articles of Organization shall be construed to mean the Articles of Organization of the Corporation as from time to time amended or restated.
ARTICLE II — FISCAL YEAR
          Except as from time to time otherwise determined by the Directors, the fiscal year of the Corporation shall in each year end on the date specified in the Articles of Organization.
ARTICLE III — MEETINGS OF STOCKHOLDERS
     Section 3.1 Annual Meetings.
          The annual meeting of Stockholders shall be held each year on the date specified in the Articles of Organization (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at 10:00 A.M. unless a different hour is fixed by the Board of Directors or the President. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or these By-Laws, may be specified by the Board of Directors or the President. If no annual meeting has been held on the date fixed above, or by adjournment therefrom, a special meeting in lieu thereof may be held and any action taken at such special meeting shall have the same force and effect as if taken at the annual meeting.
          Notwithstanding any other provision in these By-Laws, the Board of Directors may change the date, time and location of any annual or special meeting of the Stockholders (other than a special meeting called upon the written application of Stockholders (a “Meeting Requested by Stockholders”)) prior to the time for such meeting, including, without limitation, by postponing or deferring the date of any such annual or special meeting (other than a Meeting Requested by Stockholders) previously called or by canceling any special meeting previously called (other than a Meeting Requested by Stockholders).
     Section 3.2 Special Meetings.
          (a) Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of the Stockholders entitled to vote may be called by the Board of Directors or the Chairman of the Board of Directors or the President.

          (b) If the Corporation shall not have a class of voting stock registered under the Securities Exchange Act of 1934, as amended, special meetings of the Stockholders entitled to vote shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more Stockholders who are entitled to vote and who hold at least ten percent (10%) in interest of the capital stock entitled to vote at the meeting.
          (c) If the Corporation shall have a class of voting stock registered under the Securities Exchange Act of 1934, as amended, special meetings of the Stockholders entitled to vote shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more Stockholders who are entitled to vote and who hold at least forty percent (40%) in interest of the capital stock entitled to vote at the meeting.
     Section 3.3 Place of Meetings.
          All meetings of the Stockholders shall be held at the principal office of the Corporation in Massachusetts, unless a different place within Massachusetts or, if permitted by the Articles of Organization, elsewhere within the United States as is designated by the President or by a majority of the Directors acting by vote or by written instrument or instruments signed by them. Any adjourned session of any meeting of the Stockholders shall be held at such place within Massachusetts or, if permitted by the Articles of Organization, elsewhere within the United States as is designated in the vote of adjournment.
     Section 3.4 Notice of Meetings.
          A written notice of the place, date and hour of all meetings of Stockholders stating the purposes of the meeting shall be given at least seven (7) days before the meeting to each Stockholder entitled to vote thereat and to each Stockholder who is otherwise entitled by law, the Articles of Organization or these By-Laws to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such Stockholder at his address as it appears in the records of the Corporation. Such notice shall be given by the Clerk, or in case of the death, absence, incapacity, or refusal of the Clerk, by any other officer or by a person designated either by the Clerk, by the person or persons calling the meeting or by the Board of Directors. If notice is given by mail, such notice shall be deemed given when dispatched. If notice is not given by mail and is given by leaving such notice at the Stockholder’s residence or usual place of business, it shall be deemed given when so left. Whenever notice of a meeting is required to be given a Stockholder under any provision of law, of the Articles of Organization, or of these By-laws, a written waiver thereof, executed before or after the meeting by such Stockholder or his attorney thereunto authorized, and filed with the records of the meeting, shall be deemed equivalent to such notice. Every Stockholder who is present at a meeting (whether in person or by proxy) shall be deemed to have waived notice thereof. A waiver of notice of any meeting need not specify the purposes of such meeting.

     Section 3.5 Notice of Stockholder Business at a Meeting of the Stockholders.
          The following provisions of this Section 3.5 shall apply to the conduct of business at any meeting of the Stockholders. (As used in this Section 3.5, the term annual meeting shall include a special meeting in lieu of an annual meeting.)
          (a) At any meeting of the Stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any Stockholder of the Corporation who is a Stockholder of record at the time of giving of the notice provided for in paragraph (b) of this Section 3.5, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in paragraph (b) of this Section 3.5.
          (b) For business to be properly brought before any meeting of the Stockholders by a Stockholder pursuant to clause (iii) of paragraph (a) of this By-law, the Stockholder must have given timely notice thereof in writing to the Clerk of the Corporation. To be timely, a Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the Stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the date on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of the scheduled meeting; and (ii) in the case of a special meeting (other than a special meeting in lieu of an annual meeting), not later than the tenth (10th) day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of the scheduled meeting. A Stockholder’s notice to the Clerk shall set forth as to each matter the Stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation’s books, of the Stockholder proposing such business, the name and address of the beneficial owner, if any, on whose behalf the proposal is made, and the name and address of any other Stockholders or beneficial owners known by such Stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation which are owned beneficially and of record by such Stockholder of record, by the beneficial owner, if any, on whose behalf the proposal is made and by any other Stockholders or beneficial owners known by such Stockholder to be supporting such proposal, and (iv) any material interest of such Stockholder of record and/or of the beneficial owner, if any, on whose behalf the proposal is made, in such proposed business and any material interest of any other Stockholders or beneficial owners known by such Stockholder to be supporting such proposal in such proposed business, to the extent known by such Stockholder.
          (c) Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this By-law. The person presiding at the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the procedures prescribed by these

By-laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this By-law, a Stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (or any successor provision), and the rules and regulations thereunder with respect to the matters set forth in this By-law.
          (d) This provision shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, Directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless properly brought before the meeting as herein provided.
     Section 3.6 Quorum.
          At any meeting of the Stockholders, a quorum shall consist of a majority in interest of all stock issued and outstanding and entitled to vote at the meeting; except that if two or more classes or series of stock are outstanding and entitled to vote on any matter as separate classes or series, then in case of each such class or series a quorum for that matter shall consist of a majority in interest of all stock of that class or series issued, outstanding and entitled to vote, except when a larger quorum is required by law, by the Articles of Organization or by these By-Laws. Stock owned directly or indirectly by the Corporation, if any, shall not be deemed outstanding for this purpose. Any meeting of the Stockholders may be adjourned from time to time to any other time and to any other place by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. Any business which could have been transacted at any meeting of the Stockholders as originally called may be transacted at any adjournment thereof.
     Section 3.7 Action by Vote.
          When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, a majority of the stock of that class present or represented and entitled to vote and voting) upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Articles of Organization or by these By-Laws. No ballot shall be required for any election unless requested by a Stockholder present or represented at the meeting and entitled to vote in the election. The Corporation shall not directly or indirectly vote any share of its stock. Nothing in this section shall be construed to limit the right of the Corporation to vote any shares of stock held directly or indirectly by it in a fiduciary capacity.
     Section 3.8 Voting.
          Stockholders entitled to vote shall have one vote for each share of stock entitled to vote held by them of record according to the records of the Corporation and a proportionate vote for a fractional share, unless otherwise provided or required by law, the Articles of Organization or these By-laws. The vote for each share of jointly-held stock shall be cast in accordance with the decision of a majority of the Stockholders jointly holding said share. The Corporation shall not, directly or indirectly, vote any share of its own stock.

     Section 3.9 Action by Consent.
          Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting if all Stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of Stockholders. Such consents shall be treated for all purposes as a vote at a meeting.
     Section 3.10 Proxies.
          Stockholders entitled to vote may vote either in person or by proxy in writing dated not more than six (6) months before the meeting named therein, which proxies shall be filed with the Clerk or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting. Proxies need not be sealed or attested. Notwithstanding the foregoing, a proxy coupled with an interest sufficient in law to support an irrevocable power, including, without limitation, an interest in the stock or in the Corporation generally, may be made irrevocable if it so provides, need not specify the meeting to which it relates, and shall be valid and enforceable until the interest terminates, or for such shorter period as may be specified in the proxy. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall reset on the challenger.
     Section 3.11 Conduct of Business.
          The Chairman of the Board of Directors or his designee, or, if there is no Chairman of the Board or such designee, then the President or his designee, or, if the office of President shall be vacant, then a person appointed by a majority of the Board of Directors, shall preside at any meeting of Stockholders as the chairman of the meeting. In addition to his powers pursuant to Section 3.5(c), the person presiding at any meeting of Stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.
ARTICLE IV — DIRECTORS
     Section 4.1 Powers.
          The business of the Corporation shall be managed by a Board of Directors who shall have and may exercise all the powers of the Corporation except as otherwise reserved to the Stockholders by law, by the Articles of Organization or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled. Without limiting the generality of the foregoing, the Board of Directors shall have the power, unless otherwise provided by law, to purchase and to lease, pledge, mortgage and sell all property of the Corporation (including to issue or sell the stock of the Corporation) and to make such contracts and agreements as they deem advantageous, to fix the price to be paid for or in connection with any property or rights purchased, sold, or otherwise dealt with by the Corporation, to borrow money, issue bonds, notes and other obligations of the Corporation, and to secure payment thereof by mortgage or pledge of all or any part of the property of the Corporation. The Board of Directors may determine the compensation of Directors. The Board of Directors or such officer or committee as the Board of Directors may designate, may determine the compensation and duties, in addition to those prescribed by these By-Laws, of all officers, agents and employees of the Corporation.
     Section 4.2 Enumeration, Election and Term of Office.
          The Board of Directors shall consist of not less than three Directors, except that whenever there shall be only two Stockholders, the number of Directors shall be not less than two, and whenever there shall be only one Stockholder, the number of Directors shall be not less than one. The number of Directors shall be as determined from time to time by the Stockholders and may be enlarged or reduced at any time by vote of a majority of the Directors then in office. The Directors shall be chosen at the annual meeting of the Stockholders by such Stockholders as have the right to vote thereon, and each shall hold office until the next annual election of Directors and until his successor is chosen and qualified or until he sooner dies, resigns, is removed, or becomes disqualified. No Director need be a Stockholder.
     Section 4.3 Nomination of Directors.
          The following provisions of this Section 4.3 shall apply to the nomination of persons for election to the Board of Directors.
          (a) Nominations of persons for election to the Board of Directors of the Corporation may be made (i) by or at the direction of the Board of Directors or (ii) by any Stockholder of the Corporation who is a Stockholder of record at the time of giving of notice provided for in paragraph (b) of this Section 4.3, who shall be entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in paragraph (b) of this Section 4.3.
          (b) Nominations by Stockholders shall be made pursuant to timely notice in writing to the Clerk of the Corporation. To be timely, a Stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty (60) days nor more than ninety (90) days prior to the scheduled meeting date, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days’ notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the Stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of the scheduled meeting. Such Stockholder’s notice shall set forth (x) as to each person whom the Stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or pursuant to any other then existing statute, rule or regulation applicable thereto (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (y) as to the Stockholder giving the notice (1) the name and address, as they appear on the Corporation’s books, of such Stockholder and (2) the class and number of shares of the Corporation which are beneficially owned by such Stockholder and also which are owned of record by such Stockholder; and (z) as to the beneficial owner, if any, on whose behalf the nomination is made, (1) the name and address of such person and (2) the class and number of shares of the Corporation which are beneficially owned by such person. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee as a Director. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Clerk of the Corporation that information required to be set forth in a Stockholder’s notice of nomination which pertains to the nominee.
          (c) No person shall be eligible to serve as a Director of the Corporation unless nominated in accordance with the procedures set forth in this By-law. The person presiding at the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this By-law, a Stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (or any successor provision), and the rules and regulations thereunder with respect to the matters set forth in this By-law.
     Section 4.4 Regular Meetings.
          Regular meetings of the Board of Directors may be held at such times and places within or without the Commonwealth of Massachusetts as the Board of Directors may fix from time to time and, when so fixed, no notice thereof need by given, provided that any Director who is absent when such times and places are fixed shall be given notice of the fixing of such times and places. The first meeting of the Board of Directors following the annual meeting of the Stockholders may be held without notice immediately after and at the same place as the annual meeting of the Stockholders or the special meeting held in lieu thereof. If in any year a meeting of the Board of Directors is not held at such time and place, any action to be taken may be taken at any later meeting of the Board of Directors with the same force and effect as if held or transacted at such meeting.
     Section 4.5 Special Meetings.
          Special meetings of the Directors may be held at any time and at any place designated in the call of the meeting, when called by the President or the Treasurer or by one or more Directors, reasonable notice thereof being given to each Director by the Clerk or an Assistant Clerk, or by the officer or one of the Directors calling the meeting.
     Section 4.6 Notice.
          It shall be reasonable and sufficient notice to a Director to send notice by mail at least forty-eight (48) hours or by telegram at least twenty-four (24) hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four (24) hours before the meeting. Notice of a meeting need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.
     Section 4.7 Quorum, Action at a Meeting.
          At any meeting of the Directors, a quorum for any election or for the consideration of any question shall consist of a majority of the Directors then in office. Whether or not a quorum is present any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the votes of a majority of the Directors present shall be requisite and sufficient for election to any office and shall decide any question brought before such meeting, except in any case where a larger vote is required by law, by the Articles of Organization or by these By-Laws.
     Section 4.8 Action by Consent.
          Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the meetings of the Directors. Such consent shall be treated for all purposes as a vote of the Directors at a meeting.
     Section 4.9 Committees.
          The Board of Directors, by vote of a majority of the Directors then in office, may elect from its number an Executive Committee or other committees, composed of such number of its members as it may from time to time determine (but in any event not less than two), and may delegate thereto some or all of its powers except those which by law, by the Articles of Organization, or by these By-Laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall upon request report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.
     Section 4.10 Telephone Conference Meetings.
          The Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee thereof by means of a conference telephone (or similar communications equipment) call, by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

ARTICLE V — OFFICERS AND AGENTS
     Section 5.1 Enumeration: Qualification.
          The officers of the Corporation shall be a President, a Treasurer, a Clerk, and such other officers, if any, as the incorporators at their initial meeting, or the Directors from time to time, may in their discretion elect or appoint. The Corporation may also have such agents, if any, as the incorporators at their initial meeting, or the Directors from time to time, may in their discretion appoint. None of the officers of the Corporation need be a resident of Massachusetts if the Corporation has a resident agent appointed for the purpose of service of process. Any two or more offices may be held by the same person. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the Corporation in such amount and with such sureties as the Directors may determine. The premiums for such bonds may be paid by the Corporation.
     Section 5.2 Powers.
          Subject to law, to the Articles of Organization and to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the Directors may from time to time designate.
     Section 5.3 Election.
          The President, the Treasurer and the Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of the Stockholders or special meeting in lieu thereof. Other officers, if any, may be elected or appointed by the Board of Directors at said meeting or at any other time.
     Section 5.4 Tenure.
          Except as otherwise provided by law or by the Articles of Organization or by these By-Laws, the President, the Treasurer and the Clerk shall hold office until the first meeting of the Directors following the next annual meeting of the Stockholders or special meeting in lieu thereof and until their respective successors are chosen and qualified, and each other officer shall hold office until the first meeting of the Directors following the next annual meeting of the Stockholders and until their respective successors are chosen and qualified, unless a different period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed, or becomes disqualified. Each agent shall retain his authority at the pleasure of the Directors.
     Section 5.5 President and Vice President.
          The President shall, subject to the direction of the Board of Directors, have general supervision and control of its business. Unless otherwise provided by the Board of Directors, he shall preside, when present, at all meetings of Stockholders and of the Board of Directors.

          Any Vice President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.
     Section 5.6 Treasurer and Assistant Treasurer.
          The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities and valuable documents of the Corporation, except as the Board of Directors may otherwise provide.
          Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time designate.
     Section 5.7 Clerk and Assistant Clerks.
          The Clerk shall keep a record of the meetings of Stockholders. In the event there is no Secretary or he is absent, the Clerk or an Assistant Clerk shall keep a record of the meetings of the Board of Directors. In the absence of the Clerk from any meeting of Stockholders, an Assistant Clerk if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.
     Section 5.8 Secretary.
          The Secretary, if one be elected or appointed, shall keep a record of the meetings of the Board of Directors. In the absence of the Secretary, the Clerk and any Assistant Clerk, a Temporary Secretary shall be designated by the person presiding at such meeting to perform the duties of the Secretary.
ARTICLE VI — RESIGNATIONS, REMOVALS AND VACANCIES
     Section 6.1 Resignations.
          Any Director or officer may resign at any time by delivering his resignation in writing to the President or the Clerk or to a meeting of the Directors. Such resignation shall take effect at such time as is specified therein, or if no such time is so specified then upon delivery thereof.
     Section 6.2 Removals.
          (a) Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time, but only either (a) for cause by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, or (b) by the affirmative vote of at least three-fourths (3/4) of the directors then serving, with or without cause. A director may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him. As used in this Section 6.2, “cause” shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of an action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.
          (b) The Directors may remove any officer from office with or without assignment of cause by vote of a majority of the Directors then in office. If cause is assigned for removal of any officer, such officer may be removed only after a reasonable notice and opportunity to be heard before the body proposing to remove him. The Directors may terminate or modify the authority of any agent or employee.
          (c) Except as the Directors may otherwise determine, no Director or officer who resigns or is removed shall have any right to any compensation as such Director or officer for any period following his resignation or removal, or any right to damages on account of such removal whether his compensation be by the month or by the year or otherwise, provided, however, that the foregoing provision shall not prevent such Director or officer from obtaining damages from breach of any contract of employment legally binding upon the Corporation.
     Section 6.3 Vacancies.
          Subject to the Articles of Organization, any vacancy in the Board of Directors, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the Directors then in office or, in the absence of such election by the Directors, by the Stockholders at a meeting called for the purpose; provided, however, that any vacancy resulting from action by the Stockholders may be filled by the Stockholders at the same meeting at which such action was taken by them.
          If the office of any officer becomes vacant, the Directors may elect or appoint a successor by vote of a majority of the Directors present at the meeting at which such election or appointment is made.
          Each such successor shall hold office for the unexpired term of his predecessor and until his successor shall be elected or appointed and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.
ARTICLE VII — INDEMNIFICATION OF DIRECTORS AND OTHERS
     Section 7.1 Right to Indemnification.
          Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a “Proceeding”), by reason of the fact that he or she is or was (a) a Director of the Corporation, (b) an officer of the Corporation elected or appointed by the stockholders or the Board of Directors, or (c) serving, at the request of the Corporation as evidenced by a vote of the Board of Directors prior to the occurrence of the event to which the indemnification relates, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (such persons described in (a), (b) and (c) are sometimes hereinafter referred to as an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as such a Director or officer of the Corporation or as such other director, officer, employee or agent or in any other capacity while serving as such a Director or officer of the Corporation or as such other director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Massachusetts Business Corporation Law, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, but not limited to, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be such a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 6.3 with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition (hereinafter an “Advancement of Expenses”); provided, however, that, if the Massachusetts Business Corporation Law so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise.
     Section 7.2 Indemnification of Employees and Agents of the Corporation.
          The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to an Advancement of Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII.
     Section 7.3 Right of Indemnitee to Bring Suit.
          If a claim under this Article VII is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time hereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that the Indemnitee has not met the applicable standard of conduct set forth in the Massachusetts Business Corporation Law. In addition, in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that the Indemnitee has not met the applicable standard of conduct set forth in the Massachusetts

Business Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Massachusetts Business Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article VII or otherwise shall be on the Corporation.
     Section 7.4 Non-Exclusivity of Rights.
          The rights to indemnification and to Advancement of Expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under these By-Laws, the Articles of Organization or any statute, agreement, vote of stockholders or of disinterested directors or otherwise.
     Section 7.5 Insurance.
          The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or any director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Massachusetts Business Corporation Law. The Corporation’s obligation to provide indemnification under this Article VII shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.
     Section 7.6 Amendments.
          Without the consent of a person entitled to the indemnification and other rights provided in this Article VII (unless otherwise required by the Massachusetts Business Corporation Law), no amendment modifying or terminating such rights shall adversely affect such person’s rights under this Article VII with respect to the period prior to such amendment.
     Section 7.7 Savings Clause.
          If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each indemnitee as to any liabilities and expenses with respect to any proceeding to the fullest extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VIII — STOCK
     Section 8.1 Issue of Authorized Unissued Capital Stock.
          Any unissued capital stock from time to time authorized under the Articles of Organization may be issued by vote of the Directors. No such stock shall be issued unless the cash, so far as due, or the property, services or expenses for which it was authorized to be issued, has been actually received or incurred by, or conveyed or rendered to, the Corporation, or is in its possession as surplus.
     Section 8.2 Certificates of Stock.
          Each Stockholder shall be entitled to a certificate in form selected by the Board of Directors stating the number and the class and the designation of the series, if any, of the shares held by him, except that the Board of Directors may provide by resolution that some or all of any or all classes and series of shares of the Corporation shall be uncertificated shares, to the extent permitted by law. Such certificate shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue.
          Every certificate for shares of stock subject to any restriction on transfer pursuant to the Articles of Organization, these By-Laws, or any agreement to which the Corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text or the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications, and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.
     Section 8.3 Transfers.
          Subject to the restrictions, if any, imposed by the Articles of Organization, these By-Laws or any agreement to which the Corporation is a party, shares of stock shall be transferred on the books of the Corporation only by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment of such shares or by a written power of attorney to sell, assign or transfer such shares, properly executed, with necessary transfer stamps affixed, and with such proof that the endorsement, assignment or power of attorney is genuine and effective as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws. It shall be the duty of each Stockholder to notify the Corporation of his post office address.
     Section 8.4 Lost, Mutilated or Destroyed Certificates.
          Except as otherwise provided by law, the Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, mutilated, or destroyed. It may, in its discretion, require the owner of a lost, mutilated or destroyed certificate, or his legal representative, to give a bond, sufficient in its opinion, with or without surety, to indemnify the Corporation against any loss or claim which may arise by reason of the issue of a certificate in place of such lost, mutilated, or destroyed stock certificate.
     Section 8.5 Transfer Agent and Registrar.
          The Board of Directors may appoint a transfer agent or a registrar or both for its capital stock of any class or series thereof and require all certificates for such stock to bear the signature or facsimile thereof of any such transfer agent or registrar.
     Section 8.6 Setting Record Date and Closing Transfer Records.
          The Board of Directors may fix in advance a time not more than sixty (60) days before: (i) the date of any meeting of the Stockholders; or (ii) the date for the payment of any dividend or the making of any distribution to Stockholders; or (iii) the last day on which the consent or dissent of Stockholders may be effectively expressed for any purpose, as the record date for determining the Stockholders having the right to notice and to vote at such meeting or any adjournment thereof, or the right to receive such dividend or distribution, or the right to give such consent or dissent. If a record date is set, only Stockholders of record on the record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date, the Board of Directors may close the transfer records of the Corporation for all or any part of such sixty (60) day period.
          If no record date is fixed and the transfer books are not closed, then the record date for determining Stockholders having the right to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, and the record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.
ARTICLE IX — MISCELLANEOUS PROVISIONS
     Section 9.1 Execution of Papers.
          All deeds, leases, transfers, contracts, bonds, notes, releases, checks, drafts and other obligations authorized to be executed on behalf of the Corporation shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

     Section 9.2 Voting of Securities.
          Except as the Directors may generally or in particular cases otherwise specify, the President or the Treasurer may on behalf of the Corporation vote or take any other action with respect to shares of stock or beneficial interest of any other corporation, or of any association, trust or firm, of which any securities are held by this Corporation, and may appoint any person or persons to act as proxy or attorney-in-fact for the Corporation, with or without power of substitution, at any meeting thereof.
     Section 9.3 Corporate Seal.
          The seal of the Corporation shall be a circular die with the name of the Corporation, the word “Massachusetts” and the year of its incorporation cut or engraved thereon, or shall be in such other form as the Board of Directors may from time to time determine.
     Section 9.4 Corporate Records.
          The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and Stockholders, and the stock and transfer records, which shall contain the names of all Stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the Corporation, or at an office of its transfer agent or of its Clerk or of its Resident Agent. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any Stockholder for any proper purpose but not to secure a list of Stockholders or other information for the purpose of selling said list or information or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a Stockholder, relative to the affairs of the Corporation.
     Section 9.5 Evidence of Authority.
          A certificate by the Clerk or Secretary or an Assistant or temporary Clerk or Secretary as to any matter relative to the Articles of Organization, By-Laws, records of the proceedings of the incorporators, Stockholders, Board of Directors, or any committee of the Board of Directors, or stock and transfer records or as to any action taken by any person or persons as an officer or agent of the Corporation, shall as to all persons who rely thereon in good faith be conclusive evidence of the matters so certified.
     Section 9.6 Right to Repurchase.
          Except as otherwise provided by law, the Articles of Organization or by these By-Laws (including any amendments thereto), the Corporation, through its Board of Directors, shall have the right and power to repurchase any of its outstanding shares at such price and upon such terms as may be agreed upon between the Corporation and the selling Shareholder(s), or the predecessor(s) in interest thereof.

     Section 9.7 Dividends.
          Unless otherwise required by the Massachusetts Business Corporation Law or the Articles of Organization, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, securities of the Corporation or other property.
     Section 9.8 Ratification.
          Any action taken on behalf of the Corporation by the Directors or any officer or representative of the Corporation which requires authorization by the Stockholders or the Directors of the Corporation shall be deemed to have been authorized if subsequently ratified by the Stockholders entitled to vote or by the Directors, as the case may be, at a meeting held in accordance with these By-laws.
     Section 9.9 Reliance upon Books, Records and Reports.
          Each Director or officer of the Corporation shall be entitled to rely on information, opinions, reports or records, including financial statements, books of account and other financial records, in each case presented by or prepared by or under the supervision of (i) one or more officers or employees of the Corporation whom the Director or officer reasonably believes to be reliable and competent in the matters presented, or (ii) counsel, public accountants or other persons as to matters which the Director or officer reasonably believes to be within such person’s professional or expert competence, or (iii) in the case of a Director, a duly constituted committee of the Board of Directors upon which he does not serve, as to matters within its delegated authority, which committee the Director reasonably believes to merit confidence, but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. The fact that a Director or officer so performed his duties shall be a complete defense to any claim asserted against him by reason of his being or having been a Director or officer of the Corporation, except as expressly provided by statute.
     Section 9.10 Control Share Acquisition.
          Until such time as this section shall be repealed or these By-laws shall be amended to provide otherwise, including, without limitation, during any time that the Corporation shall be an “issuing public Corporation” as defined in Chapter 110D of the Massachusetts General Laws, the provisions of Chapter 110D of the Massachusetts General Laws shall not apply to “control share acquisitions” of the Corporation within the meaning of said Chapter 110D.
ARTICLE X — AMENDMENTS
          Except as otherwise provided in the Articles of Organization, these By-Laws may be amended or repealed in whole or in part by the affirmative vote of the holders of a majority of the shares of each class of the capital stock at the time outstanding and entitled to vote at any annual or special meeting of Stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of such meeting. If authorized by the Articles of Organization, the Directors may make, amend or repeal the By-Laws, in whole or in part, except with respect to any provision thereof which by law, the Articles of Organization or the By-Laws requires action by the Stockholders. Not later than the time of giving notice of the meeting of Stockholders next following the making, amending or repealing by the Directors of any By-Law, notice thereof stating the substance of such change shall be given to all Stockholders entitled to vote on amending the By-Laws. Notwithstanding the foregoing and anything contained in these By-laws to the contrary, Section 6.2(a) of these By-laws may not be altered, amended or repealed, in whole or in part, by the Board of Directors unless approved by the affirmative vote of at least three-fourths (3/4) of the Directors then serving and this sentence of this Article X may not be altered, amended or repealed, in whole or in part, and no provision inconsistent therewith shall be adopted, by the Board of Directors unless approved by the affirmative vote of three-fourths (3/4) of the directors then serving. No change in the date fixed in these By-Laws for the annual meeting of Stockholders may be made within sixty (60) days before the date fixed in these By-Laws, and in case of any change in such date, notice thereof shall be given to each Stockholder in person or by letter mailed to his last known post office address at least twenty (20) days before the new date fixed for such meeting.
          Any By-Law adopted, amended or repealed by the Directors may be repealed, amended or reinstated by the Stockholders entitled to vote on amending the By-Laws.